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                                                                      EXHIBIT 21

                          INDEPENDENT BANK CORPORATION
                         Subsidiries of the Registrant

                                            State of Incorporation
                                            ----------------------

Independent Bank
       Ionia, Michigan                              Michigan

Independent Bank West Michigan
       Rockford, Michigan                           Michigan

Independent Bank South Michigan
       Leslie, Michigan                             Michigan

Independent Bank East Michigan
       Caro, Michigan                               Michigan

IBC Financial Services, Inc.
(a subsidiary of Independent Bank)
       Ionia, Michigan                              Michigan